                                                                     EXHIBIT 5.1
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                               HALE AND DORR LLP
                               Counsellors at Law

                  60 State Street, Boston, Massachusetts 02109
                         617-526-6000  FAX 617-526-5000


                                 March 12, 1997


MemberWorks Incorporated
680 Washington Blvd., Suite 1100
Stamford, Connecticut  06901

     Re:  1996 Employee Stock Purchase Plan
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Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 360,000 shares of Common Stock, $0.01 par value per share (the "Shares"), of MemberWorks Incorporated, a Delaware corporation (the "Company"), issuable under the Company's 1996 Employee Stock Purchase Plan (the "Plan").

     We have examined the Certificate of Incorporation of the Company and the By-Laws of the Company, each as amended to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based on the foregoing, we are of the opinion that the Company has duly authorized for issuance the shares of its Common Stock covered by the Registration Statement to be issued under the Plan, as described in the Registration Statement, and such shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                                Very truly yours,


                                                /s/ Hale and Dorr LLP
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                                                HALE AND DORR LLP